EXHIBIT  23.1
CONSENT  OF  CERTIFIED  PUBLIC  ACCOUNTANTS

                        PURITZ  &  WEINTRAUB,  LLP
                      Certified  Public  Accountant
                    2237  North  Commerce  Parkway  #3
                        Weston,  Florida  33326
                            (954)  370-2727
                         FAX:  (954)  370-2776



                CONSENT  OF  CERTIFIED  PUBLIC  ACCOUNTANTS


Board  of  Directors
Bactrol  Technologies,  Inc.
Hollywood,  Florida


     We consent to the use of our audit report dated December 31, 2000, on the financial statements of Bactrol Technologies, Inc. as of December 31, 2000 and December 31, 1999 and the period then ended, and the inclusion of our name under the heading "experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.



/s/  Puritz  &  Weintraub,  LLP
-------------------------------
Puritz  &  Weintraub,  LLP
Weston,  Florida

January  26,  2001.


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